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                          ALLIED RESEARCH CORP
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

                                                    ALLIED RESEARCH CORPORATION

                 ALLIED RESEARCH CORP. REITERATES THE IMPORTANCE
               OF SUPPORTING ALLIED'S CURRENT BOARD OF DIRECTORS

Vienna, Virginia - June 4, 1999 - Dr. Jay Sculley, Chairman of Allied Research Corporation, reiterated the importance of supporting Allied's present Board of Directors and management in the face of the proxy contest currently being waged by Zilkha Capital Partners, L.P., a dissident shareholder. Dr. Sculley reinforced that, "This proxy fight is an attempt by Zilkha to take control of Allied without offering a concrete or credible plan that would provide any value or benefit to shareholders. Furthermore, if Zilkha takes control of the Board of Directors, they will be able to dismantle Allied's anti-takeover defenses and deprive you of a fair price for your company."

Dr. Sculley urges shareholders to consider the future of Allied and what is truly in the best interest of shareholders:

ZILKHA'S ASSERTIONS ARE MISLEADING.

o Zilkha continues to make statements that are misleading and unfounded. Zilkha states that Allied failed to realize value for its shareholders when its Board rejected an offer from a third party to acquire the company. Zilkha failed to disclose to you that this event occurred in 1993 - more than six years ago. Additionally, Zilkha failed to disclose that the interested party never began due diligence nor did they ever submit a binding offer to purchase Allied.

o Furthermore, Zilkha also states that Allied, like themselves, were rejected by a regional Belgian government in an attempt to acquire arms manufacturer Fabrique Nationale. In fact, Allied never offered to acquire Fabrique Nationale nor was the company ever rebuffed by the Belgians. Unlike Zilkha, Allied enjoys an outstanding relationship with the Belgian government that is essential to Mecar's continued success.

o Allied has been very forthright with its statements regarding the general outlook for the current fiscal year. While it is not the company's policy to offer projections of future operating results, Zilkha's statements that the company is facing losses for a minimum of three consecutive quarters and a substantial net loss for the 1999 fiscal year are unfounded, untrue and not based in fact.

THE FUTURE.  WHICH WAY IS BETTER?

o ALLIED RESEARCH TODAY: ON A STEADY COURSE WITH SOLID MANAGEMENT. Allied Research has recorded 15 consecutive quarters of solid profitability and shareholder equity has increased 76% in just three years. Allied's VSK Group, a commercial electronic security business and a key component of Allied's successful diversification strategy, grew 30% in 1998, and now provides Allied with an increasing percentage of its corporate profits.

o A REALISTIC ACTION PLAN IS BUILDING A STRONG ALLIED RESEARCH. Under the current Board, Allied Research has in place a fully-tested and successful strategic business plan. We've used our defense business to create cash reserves that have allowed Allied to diversify into the profitable and growing electronic security industry.

o ZILKHA ADMITS THEY HAVE NO SPECIFIC PLAN TO MANAGE ALLIED. With their statement, "...until we replace the Board and are able to analyze the company from the inside, it is impossible to develop...specific plans", Zilkha continues to demonstrate little current understanding of Allied's business, and has therefore, offered no clear, specific, or credible plan for the management of Allied's business.

o ZILKHA COULD ADVERSELY IMPACT ALLIED'S CURRENT BUSINESS BASE. Allied's current defense business has been carefully crafted through years of personal relationships with skilled technical representatives working with international defense agencies. These strong business bonds could disappear in an instant if Zilkha gains control of your company.

o HOW WOULD COLT'S HANDGUN LITIGATION AFFECT ALLIED? Zilkha's key holding, Colt's Manufacturing Co., is already under legal attack by well-funded trial lawyer groups who, if successful, will punish handgun makers like Colt's. How would this affect Allied?

THE PRUDENT SPECULATOR SUPPORTS MANAGEMENT.

o Al Frank, publisher of the influential, respected and highly-successful THE PRUDENT SPECULATOR, warmly endorsed present management. "...we strongly oppose [Zilkha's] attempt to elect a new slate of directors to replace Allied's Board...we hardly think replacing a management team that has produced earnings per share of $1.08, $1.85 and $1.73 in the last three years is in shareholders best interest."

ZILKHA'S FINANCING PROPOSAL: AN OFFER ALLIED COULD AND DID REFUSE.

o Zilkha presented Allied with a self serving, unnecessary and highly dilutive convertible note financing proposal which included a demand for Board seats that would give Zilkha near control of your company without offering any benefit to all shareholders. Our President met with Zilkha and presented Zilkha's written proposal to the Allied Board. When politely rebuffed for obvious and sound business reasons, Zilkha acquired his present Allied holdings on March 31, 1999. Just 28 days later Zilkha launched his proxy contest.

ALLIED HAS PLANS FOR PROFITABLE FUTURE GROWTH.

o Allied will continue to seek out and listen to all constructive ideas, both from shareholders and advisors, and act on those that are in the best interest of all shareholders.

o Allied fully expects that increased oil prices will loosen up Middle Eastern defense budgets, driving up backlog at our key defense unit and fueling our diversified growth.

o Allied will intensify our commercial acquisition program, adding to our successful effort to date.

o Allied will continue to keep all shareholders, media and institutional investors advisors absolutely current with our actions and future plans to grow Allied Research profitably and maximize total shareholder return.

The management of Allied Research Corporation is concerned that shareholders will be misled by the Zilkha group campaign and welcomes them to call Corporate Investor Communications at (877) 460-4348 if they have any questions or would like to discuss the issues with us. The Board recommends that shareholders support the current management team by returning only white proxy cards and discarding any card sent to them by the Zilkha group.

Allied Research Corporation is a defense and electronic security firm. Its operating units develop and produce ammunition, supply equipment performance upgrades for defense departments worldwide, and design, produce and market sophisticated electronic security and access control systems.

Certain statements contained herein are "Forward-Looking" statements as such term is defined in the Private Securities Litigation Reform Act of 1995. Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied. Factors that could cause results to differ materially from those expressed or implied include, but are not limited to, those discussed in filings by the Company with the Securities and Exchange Commission.